    As filed with the Securities and Exchange Commission on December 22, 2000

                       Registration No. 333-______________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

         OKLAHOMA                                       73-1395733
(State of Incorporation)                  (I.R.S. Employer Identification No.)

       6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA          73118
            (Address of principal executive offices)             (zip code)

          CHESAPEAKE ENERGY CORPORATION 2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

           AUBREY K. MCCLENDON                            COPIES TO:
        CHAIRMAN OF THE BOARD AND                    CONNIE S. STAMETS, ESQ.
         CHIEF EXECUTIVE OFFICER                WINSTEAD, SECHREST & MINICK P.C.
      CHESAPEAKE ENERGY CORPORATION                A PROFESSIONAL CORPORATION
       6100 NORTH WESTERN AVENUE                     5400 RENAISSANCE TOWER
     OKLAHOMA CITY, OKLAHOMA 73118                       1201 ELM STREET
(Name and address for agent for service)                DALLAS, TEXAS 75270

                                 (405) 848-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed             Proposed
      Title of                 Amount              Maximum             Maximum
  Securities to be              to be           Offering Price         Aggregate            Amount of
     Registered             Registered(1)          Per Share       Offering Price(2)    Registration Fee(2)
-----------------------     -------------     ------------------   -----------------    -------------------
Common Stock, $.01 par        3,000,000               (2)            $ 14,682,035            $3,670.51
value per share
=======================     =============     ==================   =================    ===================

(1) Pursuant to Rule 416, there are registered hereunder such indeterminate number of additional shares as may become issuable upon exercise of the options as a result of the antidilution provisions of the Chesapeake Energy Corporation 2000 Employee Stock Option Plan.

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on outstanding options to purchase 1,322,250 shares of Common Stock at $4.00 per share, 2,500 shares of Common Stock at $7.81 per share, 3,000 shares of Common Stock at $7.00 per share, 2,500 shares of Common Stock at $6.94 per share, 10,000 shares of Common Stock at $6.13 per share, 3,000 shares of Common Stock at $5.88 per share, 10,000 shares of Common Stock at $5.50 per share, and 1,646,750 shares of Common Stock at $5.56 per share. The proposed maximum aggregate offering price was therefore determined as follows:

      1,298,250   x     $ 4.00   =      $5,193,000
          2,500   x     $ 7.81   =          19,525
          5,000   x     $ 7.13   =          35,650
          3,000   x     $ 7.00   =          21,000
          2,500   x     $ 6.94   =          17,350
         10,000   x     $ 6.13   =          61,300
          3,000   x     $ 5.88   =          17,640
         10,000   x     $ 5.50   =          55,000
      1,665,750   x     $ 5.56   =      $9,261,570
---------------                       ------------
      3,000,000                        $14,682,035

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                           ITEM 1. PLAN INFORMATION.*

      ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Chesapeake Energy Corporation (the "Registrant") incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

         (a) The prospectus filed by the Registrant pursuant to Rule 424(b)(3) on October 13, 2000 in connection with the Registrant's Registration Statement on Form S-1 (No. 333-46966);

         (b) The Registrant's quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2000;

         (c) The Registrant's current reports on Form 8-K filed on February 28, March 9, March 16, May 4, June 19, June 30, July 20, July 28, September 13, October 4, October 23, October 26, November 14, November 16, December 4, December 18, and December 21, 2000;

         (d) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-B (No. 001-13726), including the amendment to such description filed by the Registrant on Form 8-K on December 18, 2000 and any other amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                       ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The Registrant's Common Stock has been registered under
Section 12 of the Exchange Act.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                                 Not applicable.

               ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1031 of the Oklahoma General Corporation Act, under which the Registrant is incorporated, authorizes the indemnification of directors and officers under certain circumstances. Article VIII of the Certificate of Incorporation of the Registrant and Article VI of the Bylaws of the Registrant also provide for indemnification of directors and officers under certain circumstances. These provisions, together with the Registrant's indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended. In addition, the Registrant maintains insurance which insures its directors and officers against certain liabilities.

                  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                                 Not applicable.

                                ITEM 8. EXHIBITS.

Exhibit Number      Description


     4.1            Certificate of Incorporation of the Registrant, as amended .
                    Incorporated herein by reference to Exhibit 3.1 to Registrant's registration statement on Form S-1 (No. 333-45872).

     4.2 Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.2 to Registrant's registration statement on Form 8-B (No. 001-13726).

     5.1 Opinion of Winstead Sechrest & Minick P.C. regarding the validity of the securities being registered.

    23.1 Consent of Winstead Sechrest & Minick P.C. (included as part of Exhibit 5.1).

    23.2            Consent of PricewaterhouseCoopers LLP.

    23.3            Consent of Williamson Petroleum Consultants, Inc.

    23.4            Consent of Ryder Scott Company Petroleum Engineers.

    24.1            Power of Attorney.

    99 Chesapeake Energy Corporation 2000 Employee Stock Option Plan. Incorporated herein by reference to Exhibit 10.1.6 to Registrant's Form 10-Q for the quarter ended March 31, 2000.

                              ITEM 9. UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on December 21, 2000.


                                    CHESAPEAKE ENERGY CORPORATION


                                    By: /s/ Aubrey K. McClendon
                                       ----------------------------------------
                                       Aubrey K. McClendon
                                       Chairman of the Board and
                                       Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 21, 2000

          SIGNATURE                      TITLE


  /s/ Aubrey K. McClendon              Chairman of the Board, Chief Executive
-----------------------------                 Officer and Director
      Aubrey K. McClendon                 (Principal Executive Officer)

  /s/ Tom L. Ward                      President, Chief Operating Officer and
-----------------------------                      Director
      Tom L. Ward                         (Principal Executive Officer)

  /s/ Marcus C. Rowland                Executive Vice President and Chief
-----------------------------                   Financial Officer
      Marcus C. Rowland                   (Principal Financial Officer)

  /s/ Michael A. Johnson               Senior Vice President - Accounting
-----------------------------             (Principal Accounting Officer)
      Michael A. Johnson

  /s/ Edgar F. Heizer, Jr.             Director
-----------------------------
      Edgar F. Heizer, Jr.

  /s/ Breene M. Kerr                   Director
-----------------------------
      Breene M. Kerr

  /s/ Shannon T. Self                  Director
-----------------------------
      Shannon T. Self

  /s/ Frederick B. Whittemore          Director
-----------------------------
      Frederick B. Whittemore

                                  EXHIBIT INDEX

                                                                                     Sequentially
Exhibit                                                                                Numbered
Number                       Description                                                 Pages
-------                      -----------                                             ------------
  4.1       Certificate of Incorporation of the Registrant, as amended
            Incorporated herein by reference to Exhibit 3.1 to
            Registrant's registration statement on Form S-1
            (No. 333-45872).

  4.2 Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.2 to Registrant's registration statement on Form 8-B (No. 001-13726).

  5.1       Opinion of Winstead Sechrest & Minick P.C. regarding                          11
            the validity of the securities being registered.

 23.1       Consent of Winstead Sechrest & Minick P.C.
            (included as part of Exhibit 5.1).

 23.2       Consent of PricewaterhouseCoopers LLP.                                        12

 23.3       Consent of Williamson Petroleum Consultants, Inc.                             13

 23.4       Consent of Ryder Scott Company L.P.                                           14

 24.1       Power of Attorney.                                                            15

 99         Chesapeake  Energy  Corporation  2000  Employee  Stock Option
            Plan. Incorporated herein by reference to Exhibit 10.1.6 to Registrant's Form 10-Q for the quarter ended March 31, 2000.